EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter
2010 Earnings and Dividend Declaration

Warren, Pennsylvania – July 26, 2010

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2010 of $16.1 million, or $0.15 per diluted share.  This represents an increase of $8.8 million over the same quarter last year when net income was $7.3 million, or $0.07 per diluted share, and an increase of $2.9 million over the quarter ended March 31, 2010 when net income was $13.2 million, or $0.12 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.95% and 0.79% compared to 4.62% and 0.41% for the same quarter last year and 4.05% and 0.65% for the quarter ended March 31, 2010.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share payable on August 17, 2010, to shareholders of record as of August 5, 2010.  This represents the 63rd consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “Our most recent quarter was one of significant achievement for Northwest Bancshares, Inc.  Our earnings increased significantly over both the previous quarter and the prior year and we had great success in growing both our loan portfolio and our deposits.  We continue to make progress deploying the proceeds of our December 2009 stock offering and, to date in 2010, we have moved $246 million from short-term investments to loans.  As a result, our net interest margin has increased and our profitability has been enhanced.  Asset quality has remained consistent throughout 2010, with nonperforming assets representing 1.87% of total assets.  For the remainder of 2010, our focus will be on improving our net interest margin by adjusting our asset and liability mix, and on reducing the level of nonperforming assets to the extent that economic conditions allow.”

Net interest income increased by $7.5 million, or 13.4%, to $63.7 million for the quarter ended June 30, 2010, from $56.2 million for the quarter ended June 30, 2009, which was primarily attributable to an increase in interest income from loans receivable and a decrease in the cost of deposits.  Interest income on loans receivable increased by $2.1 million, or 2.6%, to $81.7 million as the Company’s average outstanding loans increased by $285.2 million, or 5.5%.  Interest expense on deposits decreased by $5.5 million, or 22.4%, to $19.0 million as a result of a decrease in market interest rates and a continued change in the mix of deposits as lower-cost transaction accounts grew more rapidly than other types of deposits.

The provision for loan losses decreased by $3.8 million, or 32.7%, to $7.9 million for the quarter ended June 30, 2010, from $11.7 million a year ago.  As of June 30, 2010, the allowance for loan losses was $75.4 million, or 1.36% of total loans, compared to $66.8 million, or 1.29% of total loans, as of June 30, 2009.  Loans 90 days or more delinquent were $107.5 million as of June 30, 2010, compared to $122.6 million as of June 30, 2009.

Noninterest income increased by $3.3 million, or 27.3%, to $15.5 million for the quarter ended June 30, 2010, from $12.2 million for the quarter ended June 30, 2009.  The Company recorded other-than-temporary impairment on investment securities of $218,000 for the quarter ended June 30, 2010 compared to $4.3 million for the comparable quarter in 2009 as the fair value of the investment portfolio has increased significantly over the past year.  Mortgage banking income decreased from $3.3 million last year, to $29,000 for the quarter ended June 30, 2010 as a result of the Company significantly decreasing the percentage of mortgage loans that were sold into the secondary market.  Service charges and fees increased by $1.4 million, or 16.4%, to $9.9 million for the quarter ended June 30, 2010 primarily as a result of strong loan production and an increase in the types of deposit accounts which typically generate fees.  Also making a positive contribution to noninterest income was insurance commission income which increased by $534,000, or 70.4%, to $1.3 million for the quarter ended June 30, 2010 due to the acquisition of Veracity Benefits Design, Inc., an employee benefits firm specializing in services to employer and employee groups.

Noninterest expense increased by $1.2 million, or 2.5%, to $48.2 million for the quarter ended June 30, 2010, from $47.0 million in the prior year.  This increase is primarily a result of increases in compensation and employee benefits and marketing expenses, which were partially offset by a decrease in FDIC insurance premiums.  Compensation and employee benefits expenses increased by $2.2 million, or 9.8%, to $25.0 million.  This increase is primarily attributable to an increase in health insurance expense and the expense of the employee stock ownership plan.  Marketing expenses increased by $1.3 million, or 63.5%, to $3.3 million as the Company continued a major campaign focused on the acquisition of checking account relationships.  The decrease in FDIC insurance premiums resulted from the FDIC levy of a special assessment in 2009 on all insured banks in an effort to replenish the insurance fund.  Northwest’s special assessment was $3.3 million.

Net income for the six-month period ended June 30, 2010 of $29.3 million, or $0.27 per diluted share, represents an increase of $9.7 million, or 49.5% compared to net income of $19.6 million, or $0.18 per diluted share, for the six-month period ended June 30, 2009.  The annualized returns on average shareholders’ equity and average assets were 4.49% and 0.73%, respectively, for the current six-month period compared to 6.26% and 0.56%, respectively, in the prior year.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 171 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida.  Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services.  The Company also operates 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$60,647	69,265
Interest-earning deposits in other financial institutions	745,781	1,037,893
Federal funds sold and other short-term investments	632	632
Marketable securities available-for-sale (amortized cost of $813,761 and $1,059,177)	832,432	1,067,089
Marketable securities held-to-maturity (fair value of $417,962 and $0)	415,303	-
Total cash, interest-earning deposits and marketable securities	2,054,795	2,174,879

Loans held for sale	22,259	1,164
Mortgage loans - one- to four- family	2,443,698	2,334,538
Home equity loans and lines of credit	1,095,495	1,067,584
Consumer loans	266,151	286,292
Commercial real estate loans	1,326,879	1,238,217
Commercial business loans	390,426	371,670
Total loans receivable	5,544,908	5,299,465
Allowance for loan losses	(75,417)	(70,403)
Loans receivable, net	5,469,491	5,229,062

Federal Home Loan Bank stock, at cost	63,242	63,242
Accrued interest receivable	27,191	25,780
Real estate owned, net	22,191	20,257
Premises and Equipment, net	125,843	124,316
Bank owned life insurance	130,625	128,270
Goodwill	171,682	171,363
Other intangible assets	5,138	4,678
Other assets	65,935	83,451
Total assets	$8,136,133	8,025,298

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$534,461	487,036
Interest-bearing demand deposits	781,677	768,110
Savings deposits	1,966,880	1,744,537
Time deposits	2,445,961	2,624,741
Total deposits	5,728,979	5,624,424
Borrowed funds	897,557	897,326
Advances by borrowers for taxes and insurance	30,703	22,034
Accrued interest payable	4,333	4,493
Other liabilities	60,744	57,412
Junior subordinated debentures	103,094	103,094
Total liabilities	6,825,410	6,708,783

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 110,775,014 shares
and 110,641,858 shares issued, respectively	1,108	1,106
Paid-in-capital	829,686	828,195
Retained earnings	516,005	508,842
Unallocated common stock of Employee Stock Ownership Plan	(28,851)	(11,651)
Accumulated other comprehensive loss	(7,225)	(9,977)
Total shareholders' equity	1,310,723	1,316,515
Total liabilities and shareholders' equity	$8,136,133	8,025,298

Equity to assets	16.11%	16.40%
Tangible common equity to assets	14.25%	14.53%
Book value per share	$11.83	$11.90
Tangible book value per share	$10.24	$10.31
Closing market price per share	$11.47	$11.27
Full time equivalent employees	1,878	1,867
Number of banking offices	171	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	June 30,			March 31,
	2010	2009		2010
Interest income:
Loans receivable	81,734	79,660		80,746
Mortgage-backed securities	6,706	6,873		6,145
Taxable investment securities	599	1,350		998
Tax-free investment securities	2,853	2,728		2,684
Interest-earning deposits	512	123		565
Total interest income	92,404	90,734		91,138

Interest expense:
Deposits	18,973	24,446		21,404
Borrowed funds	9,704	10,115		9,700
Total interest expense	28,677	34,561		31,104

Net interest income	63,727	56,173		60,034
Provision for loan losses	7,896	11,736		8,801
Net interest income after provision for loan losses	55,831	44,437		51,233

Noninterest income:
Impairment losses on securities	(1,824)	(8,690)		(437)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	1,606	4,400		340
Net impairment losses	(218)	(4,290)		(97)
Gain on sale of investments, net	94	238		2,083
Service charges and fees	9,902	8,508		8,902
Trust and other financial services income	1,912	1,505		1,833
Insurance commission income	1,293	759		1,142
Gain/ (loss) on real estate owned, net	(255)	7		(24)
Income from bank owned life insurance	1,474	1,201		1,166
Mortgage banking (loss)/ income	29	3,300		(8)
Other operating income	1,314	986		860
Total noninterest income	15,545	12,214		15,857

Noninterest expense:
Compensation and employee benefits	24,960	22,739		25,856
Premises and occupancy costs	5,340	5,224		6,002
Office operations	2,934	3,292		3,237
Processing expenses	5,552	4,954		5,696
Marketing expenses	3,294	2,015		1,443
Federal deposit insurance premiums	2,148	1,890		2,148
FDIC Special Assessment	-	3,288		-
Professional services	583	590		728
Amortization of intangible assets	759	826		782
Real estate owned expense	712	499		899
Other expense	1,875	1,687		1,813
Total noninterest expense	48,157	47,004		48,604

Income/ (loss) before income taxes	23,219	9,647		18,486
Income tax expense/ (benefit)	7,078	2,356		5,333

Net income	16,141	7,291		13,153

Basic earnings per share	$0.15	$0.07	*	$0.12

Diluted earnings per share	$0.15	$0.07	*	$0.12

Annualized return on average equity	4.95%	4.62%		4.05%
Annualized return on average assets	0.79%	0.41%		0.65%

Basic common shares outstanding	108,227,678	109,039,543	*	108,378,245
Diluted common shares outstanding	108,960,333	109,325,009	*	109,052,039

* - Adjusted for 2.25 to 1 exchange ratio.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Six months ended
	June 30,
	2010	2009
Interest income:
Loans receivable	162,480	160,368
Mortgage-backed securities	12,851	14,278
Taxable investment securities	1,597	2,896
Tax-free investment securities	5,537	5,660
Interest-earning deposits	1,077	162
Total interest income	183,542	183,364

Interest expense:
Deposits	40,377	49,083
Borrowed funds	19,404	20,304
Total interest expense	59,781	69,387

Net interest income	123,761	113,977
Provision for loan losses	16,697	17,517
Net interest income after provision for loan losses	107,064	96,460

Noninterest income:
Impairment losses on securities	(1,921)	(8,690)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	1,606	4,400
Net impairment losses	(315)	(4,290)
Gain on sale of investments, net	2,177	280
Service charges and fees	18,804	16,379
Trust and other financial services income	3,745	2,853
Insurance commission income	2,435	1,308
Gain/ (loss) on real estate owned, net	(279)	(3,872)
Income from bank owned life insurance	2,640	2,388
Mortgage banking (loss)/ income	21	5,114
Other operating income	2,174	1,691
Total noninterest income	31,402	21,851

Noninterest expense:
Compensation and employee benefits	50,816	46,665
Premises and occupancy costs	11,342	11,202
Office operations	6,171	6,305
Processing expenses	11,248	10,262
Marketing expenses	4,737	2,944
Federal deposit insurance premiums	4,296	3,780
FDIC Special Assessment	-	3,288
Professional services	1,311	1,231
Amortization of intangible assets	1,541	1,670
Real estate owned expense	1,611	932
Other expense	3,688	2,991
Total noninterest expense	96,761	91,270

Income/ (loss) before income taxes	41,705	27,041
Income tax expense/ (benefit)	12,411	7,448

Net income	29,294	19,593

Basic earnings per share	$0.27	$0.18 *

Diluted earnings per share	$0.27	$0.18 *

Annualized return on average equity	4.49%	6.26%
Annualized return on average assets	0.73%	0.56%

Basic common shares outstanding	108,278,912	108,983,408 *
Diluted common shares outstanding	108,982,981	109,253,304 *

* - Adjusted for 2.25 to 1 exchange ratio.

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Allowance for loan losses
Beginning balance	$74,836	57,487	70,403	54,929
Provision	7,896	11,736	16,697	17,517
Charge-offs mortgage	(600)	(558)	(1,265)	(883)
Charge-offs consumer	(2,794)	(1,348)	(4,665)	(2,836)
Charge-offs commercial	(4,418)	(834)	(6,752)	(2,525)
Recoveries	497 #	294	999	575
Ending balance	$75,417	66,777	75,417	66,777

Net charge-offs to average loans, annualized	0.54%	0.19%	0.43%	0.22%

	June 30,		December 31,
	2010	2009	2009	2008
Nonperforming loans	$130,329	122,557	124,626	99,203
Real estate owned, net	22,191	15,890	20,257	16,844
Nonperforming assets	$152,520	138,447	144,883	116,047

Nonperforming loans to total loans	2.35%	2.38%	2.35%	1.91%

Nonperforming assets to total assets	1.87%	1.95%	1.81%	1.67%

Allowance for loan losses to total loans	1.36%	1.29%	1.33%	1.06%

Allowance for loan losses to nonperforming loans	57.87%	54.49%	56.49%	55.37%

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

Loans past due schedule
(Number of loans and dollar amount of loans)

	June 30,			December 31,
	2010		*	2009		*	2008		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	70	$4,102	0.2%	350	$27,998	1.2%	392	$32,988	1.3%
Consumer loans	876	7,946	0.6%	1,100	11,226	0.8%	1,157	11,295	0.9%
Multifamily and commercial RE loans	81	8,025	0.6%	85	16,152	1.3%	99	18,901	1.8%
Commercial business loans	74	6,177	1.6%	48	3,293	0.9%	86	7,700	2.2%
Total loans past due 30 days to 59 days	1,101	$26,250	0.5%	1,583	$58,669	1.1%	1,734	$70,884	1.4%

Loans past due 60 days to 89 days:
One- to four- family residential loans	60	$5,883	0.2%	85	$6,772	0.3%	101	$7,599	0.3%
Consumer loans	332	3,989	0.3%	392	3,029	0.2%	379	2,836	0.2%
Multifamily and commercial RE loans	44	11,251	0.8%	35	5,811	0.5%	54	8,432	0.8%
Commercial business loans	25	1,926	0.5%	26	2,474	0.7%	45	3,801	1.1%
Total loans past due 60 days to 89 days	461	$23,049	0.4%	538	$18,086	0.3%	579	$22,668	0.4%

Loans past due 90 days or more:
One- to four- family residential loans	260	$26,441	1.1%	279	$29,373	1.3%	223	$20,435	0.8%
Consumer loans	649	13,101	1.0%	727	12,544	0.9%	687	9,756	0.7%
Multifamily and commercial RE loans	186	42,782	3.2%	199	49,594	4.0%	155	43,828	4.1%
Commercial business loans	121	25,140	6.4%	124	18,269	4.9%	114	25,184	7.1%
Total loans past due 90 days or more	1,216	$107,464	1.9%	1,329	$109,780	2.1%	1,179	$99,203	1.9%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of June 30, 2010 - unaudited:
(Dollars in thousands)

Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)

Pennsylvania	$2,029,743	82.7%	1,201,450	87.2%	1,153,830	67.2%	4,385,023	79.0%
New York	139,759	5.7%	105,464	7.7%	318,417	18.5%	563,640	10.2%
Ohio	26,387	1.1%	17,755	1.3%	44,724	2.6%	88,866	1.6%
Maryland	227,062	9.3%	37,203	2.7%	156,071	9.1%	420,336	7.6%
Florida	28,214	1.2%	14,566	1.1%	44,263	2.6%	87,043	1.6%
Total	$2,451,165	100.0%	1,376,438	100.0%	1,717,305	100.0%	5,544,908	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total consumer loans
(3) - Percentage of total commercial loans
(4) - Percentage of total loans

Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)

Pennsylvania	$18,311	0.9%	10,437	0.9%	43,346	3.8%	72,094	1.6%
New York	448	0.3%	169	0.2%	903	0.3%	1,520	0.3%
Ohio	134	0.5%	-	0.0%	424	0.9%	558	0.6%
Maryland	815	0.4%	1,106	3.0%	16,286	10.4%	18,207	4.3%
Florida	6,733	23.9%	1,390	9.5%	6,962	15.7%	15,085	17.3%
Total	$26,441	1.1%	13,102	1.0%	67,921	4.0%	107,464	1.9%

(5) - Percentage of mortgage loans in that geographic area
(6) - Percentage of consumer loans in that geographic area
(7) - Percentage of commercial loans in that geographic area
(8) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

Marketable securities available-for-sale as of June 30, 2010:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$72	-	(1)	71

Debt issued by government sponsored enterprises:
Due in one year - five years	1,983	134	-	2,117
Due in five years - ten years	8,587	548	-	9,135

Equity securities	954	68	(88)	934

Municipal securities:
Due in one year - five years	2,266	96	-	2,362
Due in five years - ten years	35,901	1,272	-	37,173
Due after ten years	178,362	3,083	(1,050)	180,395

Corporate trust preferred securities:
Due in one year or less	100	-	-	100
Due in one year - five years	500	-	-	500
Due after ten years	25,743	194	(7,396)	18,541

Mortgage-backed securities:
Fixed rate pass-through	124,676	9,283	(1)	133,958
Variable rate pass-through	195,522	8,664	(20)	204,166
Fixed rate non-agency CMO	16,743	55	(1,515)	15,283
Fixed rate agency CMO	16,384	1,098	-	17,482
Variable rate non-agency CMO	7,369	-	(484)	6,885
Variable rate agency CMO	198,599	4,832	(101)	203,330

Total mortgage-backed securities	559,293	23,932	(2,121)	581,104

Total marketable securities available-for-sale	$813,761	29,327	(10,656)	832,432

Marketable securities held-to-maturity as of June 30, 2010:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Debt issued by government sponsored enterprises:
Due in one year - five years	$51,500	127	-	51,627

Municipal securities:
Due after ten years	60,235	229	(99)	60,365

Mortgage-backed securities:
Fixed rate pass-through	33,568	727	-	34,295
Variable rate pass-through	10,077	85	-	10,162
Fixed rate agency CMO	229,721	1,536	(390)	230,867
Variable rate agency CMO	30,202	444	-	30,646

Total mortgage-backed securities	303,568	2,792	(390)	305,970

Total marketable securities held-to-maturity	$415,303	3,148	(489)	417,962

Issuers of mortgage-backed securities as of June 30, 2010:
Fannie Mae	$323,688	11,261	(509)	334,440
Ginnie Mae	260,594	4,537	-	265,131
Freddie Mac	253,703	10,871	(2)	264,572
Non-agency	24,876	55	(2,000)	22,931
Total	$862,861	26,724	(2,511)	887,074

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended June 30,
	2010			2009
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,465,373	81,866	6.03%	5,180,219	80,074	6.17%
Mortgage-backed securities (c)	792,412	6,706	3.39%	685,930	6,873	4.01%
Investment securities (c) (d)	376,206	4,989	5.30%	355,960	5,546	6.23%
FHLB stock	63,242	-	-	63,143	-	-
Other interest-earning deposits	845,947	512	0.24%	273,924	123	0.18%

Total interest-earning assets	7,543,180	94,073	5.02%	6,559,176	92,616	5.64%

Noninterest earning assets (e)	584,203			483,632

Total assets	$8,127,383			7,042,808

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,033,707	2,236	0.87%	834,007	1,605	0.77%
Interest-bearing demand accounts	785,619	319	0.16%	745,657	741	0.40%
Money market accounts	901,439	1,630	0.73%	729,613	2,272	1.25%
Certificate accounts	2,470,706	14,788	2.40%	2,537,422	19,828	3.13%
Borrowed funds (f)	895,650	8,283	3.71%	913,512	8,656	3.80%
Junior subordinated debentures	103,094	1,421	5.45%	108,249	1,459	5.33%

Total interest-bearing liabilities	6,190,215	28,677	1.86%	5,868,460	34,561	2.36%

Noninterest bearing liabilities	632,037			543,500

Total liabilities	6,822,252			6,411,960

Shareholders' equity	1,305,131			630,848

Total liabilities and shareholders' equity	$8,127,383			7,042,808

Net interest income/ Interest rate spread		65,396	3.16%		58,055	3.28%

Net interest-earning assets/ Net interest margin	$1,352,965		3.47%	690,716		3.54%

Ratio of interest-earning assets to interest-bearing liabilities	1.22X			1.12X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2010			2009
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,406,464	163,188	6.07%	5,194,221	161,202	6.21%
Mortgage-backed securities (c)	764,690	12,851	3.36%	711,842	14,278	4.01%
Investment securities (c) (d)	367,856	10,116	5.50%	370,922	11,603	6.26%
FHLB stock	63,242	-	-	63,143	-	-
Other interest-earning deposits	896,321	1,077	0.24%	175,431	162	0.18%

Total interest-earning assets	7,498,573	187,232	5.02%	6,515,559	187,245	5.75%

Noninterest earning assets (e)	576,136			496,152

Total assets	$8,074,709			7,011,711

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$997,126	4,269	0.86%	812,396	3,058	0.76%
Interest-bearing demand accounts	769,531	718	0.19%	727,614	1,547	0.43%
Money market accounts	871,291	3,467	0.80%	717,288	4,795	1.35%
Certificate accounts	2,526,314	31,923	2.55%	2,504,253	39,683	3.20%
Borrowed funds (f)	898,169	16,578	3.72%	977,856	17,355	3.58%
Junior subordinated debentures	103,094	2,826	5.45%	108,249	2,949	5.42%

Total interest-bearing liabilities	6,165,525	59,781	1.96%	5,847,656	69,387	2.39%

Noninterest bearing liabilities	604,859			538,188

Total liabilities	6,770,384			6,385,844

Shareholders' equity	1,304,325			625,867

Total liabilities and shareholders' equity	$8,074,709			7,011,711

Net interest income/ Interest rate spread		127,451	3.06%		117,858	3.36%

Net interest-earning assets/ Net interest margin	$1,333,048		3.40%	667,903		3.62%

Ratio of interest-earning assets to interest-bearing liabilities	1.22X			1.11X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended			Three months ended
	June 30, 2010			March 31, 2010
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,465,373	81,866	6.03%	5,346,962	81,111	6.11%
Mortgage-backed securities (c)	792,412	6,706	3.39%	736,904	6,145	3.34%
Investment securities (c) (d)	376,206	4,989	5.30%	359,097	5,127	5.71%
FHLB stock	63,242	-	-	63,242	-	-
Other interest-earning deposits	845,947	512	0.24%	946,695	565	0.24%

Total interest-earning assets	7,543,180	94,073	5.02%	7,452,900	92,948	5.02%

Noninterest earning assets (e)	584,203			597,320

Total assets	$8,127,383			8,050,220

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,033,707	2,236	0.87%	960,034	2,034	0.86%
Interest-bearing demand accounts	785,619	319	0.16%	752,109	398	0.21%
Money market accounts	901,439	1,630	0.73%	840,727	1,836	0.89%
Certificate accounts	2,470,706	14,788	2.40%	2,582,782	17,136	2.69%
Borrowed funds (f)	895,650	8,283	3.71%	900,740	8,295	3.73%
Junior subordinated debentures	103,094	1,421	5.45%	103,094	1,405	5.45%

Total interest-bearing liabilities	6,190,215	28,677	1.86%	6,139,486	31,104	2.05%

Noninterest bearing liabilities	632,037			611,279

Total liabilities	6,822,252			6,750,765

Shareholders' equity	1,305,131			1,299,455

Total liabilities and shareholders' equity	$8,127,383			8,050,220

Net interest income/ Interest rate spread		65,396	3.16%		61,844	2.97%

Net interest-earning assets/ Net interest margin	$1,352,965		3.47%	1,313,414		3.32%

Ratio of interest-earning assets to interest-bearing liabilities	1.22X			1.21X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.